Patrick A. Looby
                          Attorney and Counselor at Law
                        4500 Main Street P.O. Box 418210
                        Kansas City, Missouri 64141-9210
                            Telephone (816) 340-4349
                            Telecopier (816) 340-4964
                           --------------------------


                                  March 7, 1996



Twentieth Century Investors, Inc.
Twentieth Century Tower
4500 Main Street
Kansas City, Missouri  64111

Ladies and Gentlemen:

     As counsel to Twentieth Century Investors, Inc., I am generally familiar with its affairs. Based upon this familiarity, and upon the examination of such documents as I have deemed relevant, it is my opinion that the shares of the Corporation described in Post-Effective Amendment Nos. 73 and 74 to its Registration Statement on Form N-1A, to be filed with the Securities and Exchange Commission on February 29, 1996, and March 7, 1996, respectively, will, when issued, be validly issued, fully paid and nonassessable.

     For the record, it should be noted that I am an officer of Twentieth Century Investors, Inc. and of Twentieth Century Services, Inc. an affiliated corporation of Investors Research Corporation, the investment adviser of Twentieth Century Investors, Inc.

         I hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment Nos. 73 and 74.

                                                     Very truly yours,

                                                     /s/ Patrick A. Looby
                                                     Patrick A. Looby


PL/dnh